                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   __________


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   September 16, 1997
                                                 -------------------------------

                         Global Motorsport Group, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




     DELAWARE                        000-19540           94-1716138
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission        (IRS Employer
   of incorporation)                 File Number)       Identification No.)

16100 JACQUELINE COURT, MORGAN HILL, CA                                   95037
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (408) 778-0500
                                                   ----------------------------


                              CUSTOM CHROME, INC.
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On September 16, 1997, CSI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Global Motorsport Group, Inc. (the "Company"), a Delaware corporation, completed the purchase (the "Purchase") of substantially all of the assets and the assumption of certain liabilities of Chrome Specialties, Inc., a Texas corporation ("CSI"). The Purchase was made pursuant to the terms and conditions of an Asset Acquisition Agreement dated August 8, 1997 ("Agreement"). Under the terms of the Agreement, the Company paid approximately $36 million ("Purchase Price") for CSI's assets, subject to post-closing adjustments under certain circumstances. The Purchase Price was
determined through an arms-length negotiation between the parties.   The Company
funded the Purchase through a bank financing with Bank of America National Trust and Savings Association.

     CSI is a distributor of aftermarket parts and accessories for Harley-Davidson motorcycles. CSI's principal operations are located in Fort Forth, Texas. Following the Purchase, the Company will operate CSI's Texas operations as a separate subsidiary of the Company under the name "Chrome Specialties, Inc." The Company has offered employment to all CSI employees and has assumed CSI's lease for its facilities in Fort Worth, Texas.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements, pro forma consolidated financial information and exhibits are filed at the end of this report and are part of this report.




          (a) Financial statements of business acquired.

          (b) Pro forma consolidated financial information.

          (c)  Exhibits.

               2.1 Asset Acquisition Agreement, dated as of August 8, 1997, among Global Motorsport Group, Inc., CSI Acquisition Sub., Inc.
                    and the Shareholders of Chrome Specialties, Inc., as amended.

               24.1 Consent of Ernst & Young LLP

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 23, 1997  GLOBAL MOTORSPORT GROUP, INC.


                              /s/ James J. Kelly, Jr.
                              -------------------------------------------
                              James J. Kelly, Jr.
                              Executive Vice President, Finance and
                              Chief Financial Officer

                       [LETTERHEAD OF ERNST & YOUNG LLP]


                         Report of Independent Auditors


The Stockholders
Chrome Specialties, Inc.

We have audited the accompanying balance sheet of Chrome Specialties, Inc. (an S corporation) as of September 30, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chrome Specialties, Inc. at September 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
December 13, 1996

                            Chrome Specialties, Inc.
                               (An S Corporation)

                                 Balance Sheet

                               September 30, 1996


ASSETS
Current assets:
 Cash                                                             $ 1,635,336
 Accounts receivable, net of allowance for
  doubtful accounts of $50,000                                      2,063,288

 Inventory                                                          9,450,955
 Prepaid expenses                                                     220,683
                                                                  -----------
Total current assets                                               13,370,262

Property and equipment, at cost:
 Furniture and fixtures                               $337,644
 Warehouse machinery & equipment                       412,673
 Computer software                                     335,928
 Computer equipment                                    259,946
 Automobiles                                            82,001
 Leasehold improvements                                131,992
 Designs & patents                                      11,162      1,571,346
                                                      --------
 Less accumulated depreciation and amortization                      (706,332)
                                                                  -----------
Net property and equipment                                            865,014

Other assets                                                           24,296
                                                                  -----------
Total assets                                                      $14,259,572
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                                $ 1,300,000
 Accounts payable                                                     882,053
 Accrued liabilities                                                  316,300
                                                                  -----------
Total current liabilities                                           2,498,353

Long-term debt                                                      8,960,000

Commitments and contingencies

Stockholders' equity:
 Common stock, no par value,
  999 shares authorized and issued                                      1,500
 Retained earnings                                                  2,800,219
                                                                  -----------
                                                                    2,801,719
 Less cost of 333 shares of common stock
   held in treasury                                                      (500)
                                                                  -----------
Total stockholders' equity                                          2,801,219
                                                                  -----------
Total liabilities and stockholders' equity                        $14,259,572
                                                                  ===========

See accompanying notes.

                            Chrome Specialties, Inc.
                               (An S Corporation)

                   Statement of Income and Retained Earnings

                         Year ended September 30, 1996


Sales                                                             $ 35,811,390
Cost of sales                                                      (21,121,165)
                                                                  ------------
Gross profit                                                        14,690,225

Selling, general and administrative expenses:
 Officers' salaries                                 $3,943,750
 Other salaries and payroll taxes                    2,821,523
 Contract labor                                         50,759
 Freight-out                                         2,486,622
 Telephone and utilities                               452,741
 Rent and related property taxes                       539,014
 Advertising, promotion and postage                    483,529
 Office and warehouse supplies                         110,628
 Packaging and shipping                                492,616
 Catalogs and printing                                 569,645
 Travel                                                109,082
 Depreciation and amortization                         271,958
 Insurance                                             219,552
 Repairs and maintenance                                28,488
 Professional services                                 324,347
 Other                                                 579,933      13,484,187
                                                    ----------     -----------
Operating income                                                     1,206,038

Other income (expense):
 Interest income                                        30,135
 Interest expense, including approximately
 $398,000 to stockholders                             (896,179)
 Other income                                           19,814        (846,230)
                                                    ----------     -----------
Net income                                                             359,808
Retained earnings at beginning of year                               2,440,411
                                                                   -----------
Retained earnings at end of year                                  $  2,800,219
                                                                  ============


See accompanying notes.

                            Chrome Specialties, Inc.
                               (An S Corporation)

                            Statement of Cash Flows

                         Year ended September 30, 1996


OPERATING ACTIVITIES
Net income                                                          $    359,808
Adjustments to reconcile net income to net cash
used in operating activities:
  Depreciation and amortization                      $   271,958
  Gain on sale of property and equipment                  (4,021)
  Changes in operating assets and liabilities:
   Increase in accounts receivable                      (342,093)
   Increase in inventory                              (1,042,989)
   Increase in prepaids                                  (83,614)
   Decrease in accounts payable                         (346,011)
   Increase in accrued liabilities                        24,447     (1,522,323)
                                                     ----------     -----------
Net cash used in operating activities                                (1,162,515)

INVESTING ACTIVITIES
Additions to property and equipment                     (440,330)
Proceeds from sale of property and equipment             120,826
                                                     ----------
Net cash used in investing activities                                  (319,504)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt              12,150,000
Payments on long-term debt                            (8,145,000)
Payments on notes payable to stockholders             (1,150,000)
                                                     ----------
Net cash provided by financing activities                              2,855,000
                                                                     -----------

Net increase in cash                                                   1,372,981
Cash at beginning of year                                                262,355
                                                                     -----------
Cash at end of year                                                  $ 1,635,336
                                                                     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                               $   896,000
                                                                     ===========


See accompanying notes.

                            Chrome Specialties, Inc.
                               (An S Corporation)

                         Notes to Financial Statements

                               September 30, 1996



1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Chrome Specialties, Inc. (the Company) distributes parts and related products primarily for Harley Davidson motorcycles throughout the United States, Canada, Europe, Australia and the Far East. The Company was formed in 1984 and is located in Fort Worth, Texas.

The Company has elected, for Federal income tax purposes, to be taxed under subchapter S of the Internal Revenue Code. Under that subchapter the Company is not taxed on net earnings. Instead, the stockholders report their respective shares of the Company's net taxable income or loss on their individual Federal income tax returns.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method. Inventory consists principally of finished goods merchandise.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Provisions for depreciation and amortization of property and equipment are computed using the declining balance method over estimated useful lives of 3 to 7 years, with the exception of leasehold improvements and designs and patents which are amortized using the straight line method over useful lives of 39.5 years and 15 years, respectively.

REVENUE RECOGNITION AND CREDIT RISK

Sales revenue is generally recognized at the time of shipment. Credit is extended to customers based upon evaluation of the customer's financial condition and, generally, collateral is not required. The Company maintains an allowance for doubtful accounts based upon expected collectibility. Losses from bad debts have historically been within Management's expectations.

                            Chrome Specialties, Inc.
                               (An S Corporation)

                   Notes to Financial Statements (continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

The Company expenses the costs of advertising as incurred, except for certain capitalized catalog costs, which are amortized over the expected period of future benefits. The total capitalized catalog costs at September 30, 1996, were approximately $122,000, and advertising expense for the year was approximately $1,053,000.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

2. LONG-TERM DEBT

Long-term debt at September 30, 1996 consists of:

Borrowings from a bank under a $6,500,000 five year
 term note bearing interest, as the Company may elect,
 at the bank's base rate or at LIBOR plus 1.75%. At
 September 30, 1996, the bank's base rate was 8.25% and
 LIBOR was 7.125%. Payments of principal of $325,000
 plus accrued interest are due quarterly and the loan
 matures July 1, 2001.                                     $ 6,500,000


Various notes payable to stockholders bearing interest
 at rates ranging from 8% to 10%, with interest payable
 quarterly, due in varying amounts through December 29,
 2000, secured by substantially all the remaining
 assets of the Company.                                      3,760,000
                                                           -----------
                                                            10,260,000
Less current portion of long-term debt                       1,300,000
                                                           -----------
                                                           $ 8,960,000
                                                           ===========

                            Chrome Specialties, Inc.
                               (An S Corporation)

                   Notes to Financial Statements (continued)


2. LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows for the years ending September 30:

1998                                                       $1,910,000
1999                                                        2,950,000
2000                                                        2,300,000
2001                                                        1,800,000
                                                           ----------
                                                           $8,960,000
                                                           ==========

Under the loan agreement providing for the $6,500,000 term loan, the Company has additional borrowing facilities as follows:

     A revolving line of credit of $5,000,000, up to $750,000 of which may be utilized for letters of credit, with interest at LIBOR plus 1.50% or the bank's base rate (as the Company may elect), subject to collateral availability. Interest is payable monthly with the outstanding principal balance payable on the maturity date of July 1, 1998. There were no borrowings under this line of credit at September 30, 1996. However, a letter of credit for $184,000 was outstanding at September 30, 1996.

     A $1,000,000 line of credit (limited to 75% of Extended Receivables, as defined), which bears interest at LIBOR plus 1.50% or the bank's base rate (as the Company may elect). Interest is payable monthly with the outstanding principal balance payable on the maturity date of July 1, 1997. There were no borrowings under this line of credit at September 30, 1996.

Amounts available under the loan agreement are limited in the aggregate to 80% of Qualified Accounts Receivable, as defined, plus 55% to 65% of Eligible Inventory, as defined. Borrowings under the loan agreement are collateralized by all inventory, equipment, accounts receivable and substantially all other assets of the Company. The loan agreement contains various restrictive covenants including, but not limited to, net worth requirements, liquidity ratios and limitations on capital expenditures and additional indebtedness.

Based on the floating nature of the interest rates provided in the long-term debt facilities and the interest rates provided in the shareholder loan agreements, management of the Company believes the fair value of these financial instruments approximates their carrying value.

                            Chrome Specialties, Inc.
                               (An S Corporation)

                   Notes to Financial Statements (continued)

3. COMMITMENTS AND CONTINGENCIES

The Company leases certain office and warehouse facilities and office equipment under operating leases. Total rent expense of approximately $401,000 for these leases was recognized for the year ended September 30, 1996.

Future minimum lease payments are as follows for the years ending September 30:

1997                                                         $321,052
1998                                                          333,349
1999                                                          237,249
                                                             --------
                                                             $891,650
                                                             ========

The Company is from time-to-time involved in litigation in the ordinary course of business. Management believes the outcome of all pending matters at September 30, 1996, will not have a material adverse effect on the Company's financial position or results of operation.

                         GLOBAL MOTORSPORT GROUP, INC.

                  Pro Forma Consolidated Financial Information
                  --------------------------------------------

The following presents unaudited pro forma consolidated statements of operations for Global Motorsport Group, Inc. and Subsidiaries (Global Motorsport) for the year ended January 31, 1997 and the six months ended July 31, 1997, and includes the unaudited statements of operations of Chrome Specialties, Inc. for the 12 month period ended January 31, 1997 and the six month period ended July 31, 1997, and gives effect to the Chrome Specialties, Inc. Acquisition as if it had occurred as of February 1, 1996.

The following unaudited pro forma consolidated balance sheet gives effect to the transaction described above, as if all of such events occurred on July 31, 1997.

The following unaudited pro forma consolidated financial data does not purport to represent what Global Motorsport's results of operations or financial condition would have been had such transactions in fact occurred at the beginning of the period or to project Global Motorsport's results of operations or financial position in or for any future period. The unaudited pro forma consolidated financial data should be read in conjunction with the Global Motorsport consolidated financial statements and accompanying notes thereto contained in their Annual Report filed on Form 10-K.

                         GLOBAL MOTORSPORT GROUP, INC.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended January 31, 1997
                   (In thousands, except for per share data)
                                  (Unaudited)


                                    Global Motor-
                                     Sport, Inc.     Chrome            Pro Forma     Pro Forma
                                       Actual    Specialties, Inc.(1) Adjustments   As Adjusted
                                      --------  ------------------    ------------  ------------

Sales, net                             $108,557        $35,557       $(1,736)(2)      $142,378
Cost of Sales                            64,834         21,243            --            86,077
                                       --------        -------       -------          --------
  Gross profit                           43,723         14,314        (1,736)           56,301
                                       --------        -------       -------          --------

Operating expenses:                                                   (1,736)(2)
  Selling, general & administrative       27,039         13,249        (2,476)(3)        36,076
  Product Development                     1,723             --            --             1,723
                                       --------        -------       -------          --------
                                         28,762         13,249        (4,212)           37,799
                                       --------        -------       -------          --------

Operating Income                         14,961          1,065         2,476            18,502

Interest expense                          1,915            831         1,866(4)          4,612
                                       --------        -------       -------          --------
Income before income taxes               13,046            234           610            13,890

Income Taxes                              5,174             --           338(5)          5,512
                                       --------        -------       -------          --------

Net income                             $  7,872        $   234       $   272          $  8,378
                                       ========        =======       =======          ========


Net income per share                   $   1.48                                       $   1.57
                                       ========                                       ========

Weighted average shares outstanding       5,327                                          5,327
                                       ========                                       ========



-------------------------
See accompanying footnotes to Unaudited Pro Forma Consolidated Statement of Operations.

                         GLOBAL MOTORSPORT GROUP, INC.
       Notes to Unaudited Pro Forma Consolidated Statement of Operations
                      For the year ended January 31, 1997


Note 1 Reflects the historical data for the period from February 1, 1996 to January 31, 1997 for Chrome Specialties, Inc., which is not included in Global Motorsport Group, Inc.'s operations. Prior to the acquisition, Chrome Specialties, Inc. filed income tax returns under subchapter S of the U.S. Federal Income Tax Code. Therefore, all taxable income of Chrome Specialties, Inc. passed through to its shareholders.

Note 2 Reflects reclassification of amounts recorded as sales by Chrome Specialties, Inc. which Global Motorsport historically presents as recovered expenses.

Note 3 Reflects adjustment to (i) non-recurring salaries and bonuses paid to previous owners (ii) amortization for the excess of purchase price over the net tangible assets acquired (goodwill) over 25 years and other intangible assets over 5 to 7 years using straight line method as follows:

                                                  (in thousands)
              Salary and bonus adjustments            $(3,810)
              Amortization                              1,334
                                                      -------
                                                      $(2,476)
                                                      =======

Note 4 Reflects adjustment for interest expenses incurred for net borrowings associated with the acquisition.

Note 5 Reflects an adjustment to income tax expense on a pro forma basis at the effective tax rate for Global Motorsport Group, Inc., for the year ended January 31, 1997.

                         GLOBAL MOTORSPORT GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 31, 1997
                   (In thousands, except for per share data)
                                  (Unaudited)

                                                 Global Motor-
                                                  Sport, Inc.     Chrome            Pro Forma    Pro Forma
                                                   Actual    Specialties, Inc.(1)  Adjustments  As Adjusted
                                                   -------  ------------------    ------------  -----------

Sales, net                                          $64,004           $20,746      $  (738)(2)     $84,012
Cost of Sales                                        39,836            12,410           --          52,246
                                                    -------           -------      -------         -------
  Gross profit                                       24,168             8,336         (738)         31,766
                                                    -------           -------      -------         -------

Operating expenses:                                                                   (738)(2)
  Selling, general & administrative                   14,509             5,626          280 (3)      19,677
  Product Development                                   711                 -            -             711
                                                    -------           -------      -------         -------
                                                     15,220             5,626         (458)         20,388
                                                    -------           -------      -------         -------
Operating Income                                      8,948             2,710         (280)         11,378

Interest expense                                        872               400          885 (4)       2,157
                                                    -------           -------      -------         -------
  Income before income taxes                          8,076             2,310       (1,165)          9,221

Income Taxes                                          3,209                --          458 (5)       3,667
                                                    -------           -------      -------         -------

Net income                                          $ 4,867           $ 2,310      $(1,623)        $ 5,554
                                                    =======           =======      =======         =======

Net income per share                                  $0.93                                        $  1.06
                                                    =======                                        =======

Weighted average shares outstanding                   5,224                                          5,224
                                                    =======                                        =======


-----------------------------
See accompanying footnotes to Unaudited Pro Forma Consolidated Statement of Operations.

                         GLOBAL MOTORSPORT GROUP, INC.
       Notes to Unaudited Pro Forma Consolidated Statement of Operations
                       For six months ended July 31, 1997


NOTE 1 Reflects the historical data for the period from February 1, 1997 to July 31, 1997 for Chrome Specialties, inc., which is not included in Global Motorsport Group, Inc.'s operations. Prior to the acquisition, Chrome Specialties, Inc. filed income tax returns under subchapter S of the U.S. Federal Income Tax Code. Therefore, all taxable income of Chrome Specialties, Inc. passed through to its shareholders.

NOTE 2 Reflects reclassification of amounts recorded as sales by Chrome Specialties, Inc. which Global Motorsport historically presents as recovered expenses.

NOTE 3 Reflects adjustment to (i) non-recurring salaries and bonuses paid to previous owners (ii) amortization for the excess of purchase price over the net tangible assets acquired (goodwill) over 25 years and other intangible assets over 5 to 7 years using straight line method as follows:

                                           (in thousands)
           Salary and bonus adjustments        $(387)
           Amortization                          667
                                              ------
                                              $  280
                                              ======

NOTE 4 Reflects adjustment for interest expense incurred for net borrowings associated with the acquisition.

NOTE 5 Reflects an adjustment to income tax expense on a pro forma basis at the effective tax rate for Global Motorsport Group, Inc., for the six months ended July 31, 1997.

                         GLOBAL MOTORSPORT GROUP, INC.
                      Pro Forma Consolidated Balance Sheet
                                 July 31, 1997
                                 (In thousands)
                                  (unaudited)

                                           Global Motor-
                                            Sport, Inc.       Chrome            Pro Forma      Pro Forma
                                              Actual      Specialties, Inc.(1)  Adjustments   As Adjusted
                                           -------------  -------------------  ------------  ------------

ASSETS
Current Assets:
 Cash and cash equivalents                       $ 3,168      $  (387)            $   387 (2)   $  3,168
 Accounts receivable, net                         10,539        3,198                (100)(3)     13,637
 Merchandise inventories                          46,330       10,219                (250)(3)     56,299
 Deferred income taxes                             1,334                                           1,334
 Prepaid income taxes                              2,378                                           2,378
 Deposits and prepaid expenses                     2,254          247                              2,501
                                                 -------      -------             -------       --------
                                                  66,003       13,277                  37         79,317

Property and equipment, net                       17,435          765                             18,200
Other assets                                       8,103           47              28,076 (4)     36,226
                                                 -------      -------             -------       --------

                                                 $91,541      $14,089             $28,113       $133,743
                                                 =======      =======             =======       ========

LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
 Current maturities of long-term debt                                             $(2,025) (5)
    and capital lease obligations                $ 3,297      $ 1,304              (1,304) (2)  $  1,272
 Bank borrowings                                   3,899                                           3,899
 Accounts payable                                  3,120          603                              3,723
 Accrued expenses and other liabilities            3,035          479               2,620  (6)     6,134
                                                 -------      -------             -------       --------
                                                  13,351        2,386                (709)        15,028

                                                                                   40,525  (5)
Long-term debt and capital lease obligations      16,011        8,306              (8,306) (2)    56,536
Deferred income taxes                                817                                             817

Shareholders' equity:
 Common stock                                          5            1                  (1) (2)         5
 Additional paid in capital                       28,412                                          28,412
 Retained Earnings                                32,945        3,396              (3,396) (2)    32,945
                                                 -------      -------             -------       --------
                                                  61,362        3,397              (3,397)        61,362

Commitment and contingencies                     -------      -------             -------       --------

                                                 $91,541      $14,089             $28,113       $133,743
                                                 =======      =======             =======       ========

-----------------------------
See accompanying footnotes to Unaudited Pro Forma Consolidated Balance Sheet.

                         GLOBAL MOTORSPORT GROUP, INC.
            Notes to Unaudited Pro Forma Consolidated Balance Sheet
                                 July 31, 1997


NOTE 1 Reflects the unaudited historical cost balance sheet of Chrome Specialties, Inc. at July 31, 1997.

NOTE 2 Reflects a reduction for assets and liabilities not included in the acquisition.

NOTE 3 Reflects an adjustment based on an evaluation of the fair values of assets acquired.

NOTE 4 Reflects adjustments to reflect the acquisition under the purchase method of accounting, as follows:

                Purchase price                    $38,256
                Other direct acquisition costs      2,500
                                                  -------
                                                   40,756

                Less fair value of net assets
                 acquired                          13,780
                                                  -------
                                                   26,976
                Accruals                            1,100
                                                  -------
                Cost in excess of fair value      $28,076
                                                  =======

                Allocation of excess cost:
                 Goodwill                         $26,576
                 Non-compete agreements               500
                 Deferred debt issue costs          1,000
                                                  -------
                                                  $28,076
                                                  =======

NOTE 5 Reflects the net effect of borrowings incurred to finance the acquisition and classification of current portions.

NOTE 6 Reflects the accrual of acquisition costs incurred and not yet paid.